Exhibit 99.1

Shaw Reports First Quarter Fiscal Year 2012 Financial Results

Increases yearly EPS guidance to reflect revised share count

BATON ROUGE, La.--(BUSINESS WIRE)--December 21, 2011--The Shaw Group Inc. (NYSE: SHAW) today announced financial results for the first quarter of fiscal year 2012.

“Our consolidated results met our expectations for the quarter. We had a solid bookings quarter with new awards of $1.5 billion and a total backlog of $20.0 billion,” said J.M. Bernhard Jr., chairman, president and chief executive officer of Shaw. “With significant new contract wins and renewals in the last two quarters, our Plant Services segment now serves 44 of the 104 operating nuclear power units in the country – more than any other maintenance provider. Our Environmental & Infrastructure and Fabrication & Manufacturing segments continue to perform well, and our Energy & Chemicals segment’s project in Asia is nearing completion. Our Power segment is beginning to see a positive impact from the U.S. nuclear projects. We are expecting final approvals and licenses from the Nuclear Regulatory Commission in the coming weeks and expect the contributions from those projects to increase throughout fiscal year 2012.

“Our overall outlook for the year continues to be positive as we maintain our complete focus on project execution and increasing bookings,” said Mr. Bernhard.

First Quarter Fiscal Year 2012 Financial Results:

For the first quarter of fiscal year 2012, Shaw’s Westinghouse segment includes a non-cash, non-operating foreign exchange translation gain of $25.2 million pre-tax, or $15.5 million after tax. The prior year’s period included a non-cash foreign exchange translation loss of $12.4 million pre-tax, or $7.6 million after tax.

The following results include Shaw’s Westinghouse segment:

Three Months Ended Nov. 30 Including the Westinghouse Segment
	FY 2012	FY 2011
Revenues	$1.5 billion	$1.5 billion
Gross Profit	$119.9 million	$61.6 million
EBITDA	$109.1 million	$3.5 million
Net Income Attributable to Shaw	$49.2 million	($16.0) million
Diluted Earnings Per Share	$0.68	($0.19)
Net Cash From Operating Activities	($140.9) million	($212.0) million
Total Adjusted Cash	$1.0 billion	$1.6 billion

Because of the non-cash, non-operational impact on reported earnings resulting solely from movement in exchange rates between the U.S. dollar and the Japanese yen, Shaw uses financial results excluding its Investment in Westinghouse segment to measure and communicate financial performance internally and externally. Additionally, as previously announced, Shaw’s subsidiary, Nuclear Energy Holdings (NEH), intends to exercise put options to sell its investment in Westinghouse back to Toshiba.

The following results exclude Shaw’s Westinghouse segment:

Three Months Ended Nov. 30 Excluding the Westinghouse Segment
	FY 2012	FY 2011
Revenues	$1.5 billion	$1.5 billion
Gross Profit	$119.9 million	$61.6 million
EBITDA	$75.5 million	$11.9 million
Net Income Attributable to Shaw	$35.0 million	($4.5) million
Diluted Earnings Per Share	$0.48	($0.05)

Updating Fiscal Year 2012 Guidance:

Shaw is updating its earnings guidance for fiscal year 2012 to reflect recent share repurchases. Shares currently outstanding total 65.2 million. Weighted average shares for diluted earnings per share purposes for fiscal year 2012 currently are estimated to be 68.4 million shares.

Updated guidance is as follows:

  Revenue: approximately $5.5 - $6.0 billion (unchanged)
  Diluted earnings per share, excluding Westinghouse: $2.05 - $2.15 per share
  Operating cash flow: approximately $100 million (unchanged)
  Ending fiscal year 2012 backlog: approximately $22 billion (unchanged)

Conference Call and Webcast:

A conference call to discuss the company’s financial results will be held Wednesday, Dec. 21, 2011, at 9 a.m. Eastern time (8 a.m. Central time). A slide presentation will be posted on the Investor Relations page of Shaw’s website at www.shawgrp.com approximately one hour prior to the conference call.

Interested parties may either dial 1.800.588.4973 to listen to the conference call live or access a live audio webcast on Shaw’s website at www.shawgrp.com. A replay of the conference call will be available after the call by telephone, as well as on the company’s website. To listen to the replay by telephone, dial 1.888.843.7419 and use pass code 31317405#.

Investment in Westinghouse:

Shaw’s subsidiary NEH has a 20 percent equity interest in companies collectively known as the Westinghouse Group. NEH financed this investment partially through issuing limited recourse Japanese yen-denominated bonds and, to mitigate the risk associated with foreign currency fluctuation, simultaneously entered into a yen-denominated put option agreement with Toshiba, which provides NEH the option to sell all or part of its equity interest to Toshiba and receive a pre-determined yen-denominated price for the shares.

For U.S. reporting purposes, the yen-denominated bonds are revalued at each quarter’s end to the current U.S. dollar exchange rate; however, the yen-denominated put option, which naturally hedges the foreign exchange movements of the Japanese yen-denominated bonds, is not revalued at current exchange rates for U.S. financial reporting purposes. Therefore, our reported financial results frequently reflect the volatility of the yen-dollar exchange rates showing significant non-cash translation exchange gains or losses.

Calculation of EBITDA:

Shaw defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by Shaw to assess performance. Although it is calculated using components derived from our financial statements prepared under generally accepted accounting principles (GAAP), EBITDA itself is not a GAAP measure.

A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information within this release. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including net cash provided by operations, operating income and net income attributable to Shaw. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

Calculation of Total Adjusted Cash:

Shaw defines total adjusted cash as the sum of cash and cash equivalents, restricted and escrowed cash and cash equivalents, short-term investments and restricted short-term investments. These accounts include the amount of cash that can be accessed in a matter of days.

About Shaw:

The Shaw Group Inc. (NYSE: SHAW) is a leading global provider of engineering, construction, technology, fabrication, remediation and support services for clients in the energy, chemicals, environmental, infrastructure and emergency response industries. A Fortune 500 company with fiscal year 2011 annual revenues of $5.9 billion, Shaw has approximately 27,000 employees around the world and is a power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For more information, please visit Shaw’s website at www.shawgrp.com.

This press release contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. The forward-looking statements include assumptions about our operations, such as cost controls and market conditions, that may not be realized. Actual future results and financial performance could vary significantly from those anticipated in such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise.

Among the factors that could cause future events or transactions to differ from those we expect are those risks discussed under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2011, our Quarterly Report on Form 10-Q for the quarter ended November 30, 2011, and other reports filed with the Securities and Exchange Commission (SEC). Please read our “Risk Factors” and other cautionary statements contained in these filings.

As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.

THE SHAW GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2011 AND 2010
(in thousands, except per share amounts)

	Three Months Ended
	2011	2010
Revenues	$1,517,603	$1,543,282
Cost of revenues	1,397,661	1,481,678
Gross profit	119,942	61,604
Selling, general and administrative expenses	69,477	70,895
Operating income (loss)	50,465	(9,291)
Interest expense	(1,652)	(1,336)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(10,410)	(10,515)
Interest income	2,152	2,321
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	25,165	(12,410)
Other foreign currency transaction gains (losses), net	2,194	998
Other income (expense), net	468	384
Income (loss) before income taxes and earnings (losses) from unconsolidated entities	68,382	(29,849)
Provision (benefit) for income taxes	24,928	(11,727)
Income (loss) before earnings (losses) from unconsolidated entities	43,454	(18,122)
Income from 20% Investment in Westinghouse, net of income taxes	5,266	2,479
Earnings (losses) from other unconsolidated entities, net of income taxes	1,687	393
Net income (loss)	$50,407	$(15,250)
Less: Net income (loss) attributable to noncontrolling interests	1,163	753
Net income (loss) attributable to Shaw	$49,244	$(16,003)

Net income (loss) attributable to Shaw per common share:
Basic	$0.69	$(0.19)
Diluted	$0.68	$(0.19)

Weighted average shares outstanding:
Basic	71,341	84,898
Diluted	72,485	84,898

THE SHAW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	November 30, 2011 (unaudited)	August 31, 2011

ASSETS
Current assets:
Cash and cash equivalents ($60.2 million and $78.6 million related to variable interest entities (VIEs))	$637,046	$674,080
Restricted and escrowed cash and cash equivalents	31,542	38,721
Short-term investments ($5.6 million and $7.8 million related to VIEs)	242,594	226,936
Restricted short-term investments	138,337	277,316
Accounts receivable, including retainage, net ($29.6 million and $7.5 million related to VIEs)	732,117	772,242
Inventories	263,771	245,044
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	535,892	552,502
Deferred income taxes	347,262	367,045
Investment in Westinghouse	997,306	999,035
Prepaid expenses and other current assets	118,743	138,260
Total current assets	4,044,610	4,291,181
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	15,395	14,768
Property and equipment, net of accumulated depreciation of $362.6 million and $347.3 million	520,894	515,811
Goodwill	543,855	545,790
Intangible assets	16,221	17,142
Deferred income taxes	9,162	10,484
Other assets	91,313	91,858
Total assets	$5,241,450	$5,487,034

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$736,167	$822,476
Accrued salaries, wages and benefits	114,659	132,857
Other accrued liabilities	172,463	199,947
Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	1,405,077	1,535,037
Japanese yen-denominated bonds secured by Investment in Westinghouse	1,654,813	1,679,836
Interest rate swap contract on Japanese yen-denominated bonds	19,322	27,059
Short-term debt and current maturities of long-term debt	355	349
Total current liabilities	4,102,856	4,397,561
Long-term debt, less current maturities	540	630
Deferred income taxes	72,803	70,437
Other liabilities	79,491	81,152
Total liabilities	4,255,690	4,549,780
Shaw shareholders' equity:
Preferred stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, no par value, 200,000,000 shares authorized; 91,746,268 and 91,711,102 shares issued, respectively; and 71,340,594 and 71,306,382 shares outstanding, respectively	1,329,941	1,321,278
Retained earnings	377,699	328,455
Accumulated other comprehensive loss	(117,640)	(104,922)
Treasury stock, 20,405,674 shares and 20,404,720 shares, respectively	(639,725)	(639,704)
Total Shaw shareholders' equity	950,275	905,107
Noncontrolling interests	35,485	32,147
Total equity	985,760	937,254
Total liabilities and equity	$5,241,450	$5,487,034

THE SHAW GROUP INC. AND SUBSIDIARIES
REVENUES BY GEOGRAPHY
(in millions, except for percentages)

	Three Months Ended
	2011		2010
	(in millions)%		(in millions)%
United States	$ 1,297.1	85	$ 1,308.2	85
Asia/Pacific Rim countries	129.6	9	168.7	11
Middle East	50.4	3	25.6	2
United Kingdom and other European countries	12.3	1	28.1	2
South America and Mexico	22.7	2	4.7	–
Canada	4.2	–	3.3	–
Other	1.3	–	4.7	–
Total revenues	$ 1,517.6	100%	$ 1,543.3	100%

THE SHAW GROUP INC. AND SUBSIDIARIES
BACKLOG BY SEGMENT
(in millions, except for percentages)

	November 30, 2011%		August 31, 2011%

Power	$ 10,375.8	52	$ 10,776.4	54
Plant Services	3,240.8	16	2,119.7	11
E&I	4,779.5	24	5,189.9	26
E&C	371.4	2	436.4	2
F&M	1,262.2	6	1,495.9	7
Total backlog	$ 20,029.7	100%	$ 20,018.3	100%

THE SHAW GROUP INC. AND SUBSIDIARIES
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2011 AND 2010
(in millions, except percentages)

	Three Months Ended
	2011	2010

Revenues:
Power	$494.7	$505.0
Plant Services	295.1	257.8
E&I	459.4	518.6
E&C	163.1	178.3
F&M	105.3	83.6
Corporate	–	–
Total revenues	$1,517.6	$1,543.3

Gross profit:
Power	$27.0	$(29.5)
Plant Services	23.0	23.3
E&I	37.7	48.4
E&C	15.3	6.3
F&M	16.5	12.1
Corporate	0.4	1.0
Total gross profit	$119.9	$61.6

Gross profit percentage:
Power	5.5%	(5.8%)
Plant Services	7.8	9.0
E&I	8.2	9.3
E&C	9.4	3.5
F&M	15.7	14.5
Corporate	NM	NM
Total gross profit percentage	7.9%	4.0%

NM - Not Meaningful

Selling, general and administrative expenses:
Power	$9.7	$11.6
Plant Services	2.5	2.1
E&I	18.4	18.2
E&C	12.1	12.7
F&M	9.2	7.7
Investment in Westinghouse	0.2	0.1
Corporate	17.4	18.5
Total selling, general and administrative expenses	$69.5	$70.9

Income (loss) before income taxes and earnings (losses) from unconsolidated entities:
Power	$17.6	$(41.2)
Plant Services	20.5	21.2
E&I	19.6	30.8
E&C	4.6	(5.0)
F&M	8.5	4.2
Investment in Westinghouse	14.6	(23.0)
Corporate	(17.0)	(16.8)
Total income (loss) before income taxes and earnings (losses) from unconsolidated entities	$68.4	$(29.8)

RECONCILIATION OF EBITDA TO INCOME (LOSS) BEFORE INCOME TAXES AND EARNINGS (LOSSES) FROM UNCONSOLIDATED ENTITIES
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2011 AND 2010
(in millions)

	Three Months Ended November 30, 2011
	Consolidated	Power	Plant Services	E&I	E&C	F&M	Westinghouse	Corporate
Income (loss) before income taxes and earnings (losses) from unconsolidated entities:	$68.4	$17.6	$20.5	$19.6	$4.6	$8.5	$14.6	$(17.0)
Interest expense	12.1	0.1	-	-	-	0.5	10.4	1.1
Depreciation and amortization	18.5	6.9	0.4	3.5	2.5	4.6	-	0.6
Earnings (losses) from unconsolidated subs	11.3	-	-	0.4	2.3	-	8.6	-
Income attributable to noncontrolling interests	(1.2)	-	-	(1.8)	-	0.6	-	-
EBITDA	$109.1	$24.6	$20.9	$21.7	$9.4	$14.2	$33.6	$(15.3)

	Three Months Ended November 30, 2010
	Consolidated	Power	Plant Services	E&I	E&C	F&M	Westinghouse	Corporate
Income (loss) before income taxes and earnings (losses) from unconsolidated entities:	$(29.8)	$(41.2)	$21.2	$30.8	$(5.0)	$4.2	$(23.0)	$(16.8)
Interest expense	11.9	0.2	-	-	-	-	10.5	1.2
Depreciation and amortization	17.6	6.4	0.5	3.2	2.5	4.4	-	0.6
Earnings (losses) from unconsolidated subs	4.6	0.2	-	0.4	(0.1)	-	4.1	-
Income attributable to noncontrolling interests	(0.8)	-	-	(1.4)	-	0.6	-	-
EBITDA	$3.5	$(34.4)	$21.7	$33.0	$(2.6)	$9.2	$(8.4)	$(15.0)

REGULATION G DISCLOSURES

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.

THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2011
(in millions, except per share data)	Q-1 FY 2012
	Quarter Ended November 30, 2011
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,517.6	$-	$1,517.6
Cost of revenues	1,397.7	-	1,397.7
Gross profit	119.9	-	119.9

Selling, general and administrative expenses	69.5	0.2	69.3

Operating income	50.4	(0.2)	50.6

Interest expense	(1.7)	-	(1.7)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(10.4)	(10.4)	-
Interest income	2.2	-	2.2
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	25.2	25.2	-
Other foreign currency transaction gains (losses), net	2.2	-	2.2
Other income (expense), net	0.5	-	0.5

Income (loss) before income taxes and earnings from unconsolidated entities	68.4	14.6	53.8
Provision (benefit) for income taxes	24.9	5.6	19.3

Income (loss) before earnings from unconsolidated entities	43.5	9.0	34.5

Income from 20% Investment in Westinghouse, net of income taxes	5.2	5.2	-
Earnings (losses) from unconsolidated entities, net of income taxes	1.7	-	1.7

Net income (loss)	50.4	14.2	36.2

Less: Net Income (loss) attributable to noncontrolling interests	(1.2)	-	(1.2)

Net income (loss) attributable to Shaw	$49.2	$14.2	$35.0

Net income (loss) attributable to Shaw per common share:
Basic	$0.69	$0.20	$0.49
Diluted	$0.68	$0.20	$0.48

Weighted average shares outstanding:
Basic	71.3	71.3	71.3
Diluted	72.5	72.5	72.5

THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2010
(in millions, except per share data)	Q-1 FY 2011
	Quarter Ended November 30, 2010
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,543.3	$-	$1,543.3
Cost of revenues	1,481.7	-	1,481.7
Gross profit	61.6	-	61.6

Selling, general and administrative expenses	70.9	0.1	70.8

Operating income	(9.3)	(0.1)	(9.2)

Interest expense	(1.4)	-	(1.4)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(10.5)	(10.5)	-
Interest income	2.3	-	2.3
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	(12.4)	(12.4)	-
Other foreign currency transaction gains (losses), net	1.0	-	1.0
Other income (expense), net	0.5	-	0.5

Income (loss) before income taxes and earnings from unconsolidated entities	(29.8)	(23.0)	(6.8)
Provision (benefit) for income taxes	(11.7)	(9.0)	(2.7)

Income (loss) before earnings from unconsolidated entities	(18.1)	(14.0)	(4.1)

Income from 20% Investment in Westinghouse, net of income taxes	2.5	2.5	-
Earnings (losses) from unconsolidated entities, net of income taxes	0.4	-	0.4

Net income (loss)	(15.2)	(11.5)	(3.7)

Less: Net income (loss) attributable to noncontrolling interests	(0.8)	-	(0.8)

Net income (loss) attributable to Shaw	($16.0)	($11.5)	($4.5)

Net income (loss) attributable to Shaw per common share:
Basic	$(0.19)	$(0.14)	$(0.05)
Diluted	$(0.19)	$(0.14)	$(0.05)

Weighted average shares outstanding:
Basic	84.9	84.9	84.9
Diluted	84.9	84.9	84.9

REGULATION G DISCLOSURES

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. The following table reflects the company's calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED NOVEMBER 30, 2011

	Q-1 FY 2012

(in millions)	Consolidated	Westinghouse Segment	Excluding Westinghouse

Net income (loss) attributable to Shaw	$49.2	$14.2	$35.0
Interest expense	12.1	10.4	1.7
Depreciation and amortization	18.5	-	18.5
Provision for income taxes	24.9	5.6	19.3
Income taxes on unconsolidated subs	4.4	3.4	1.0
EBITDA	$109.1	$33.6	$75.5

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED NOVEMBER 30, 2010

	Q-1 FY 2011

(in millions)	Consolidated	Westinghouse Segment	Excluding Westinghouse

Net income (loss) attributable to Shaw	$(16.0)	$(11.5)	$(4.5)
Interest expense	11.9	10.5	1.4
Depreciation and amortization	17.6	-	17.6
Provision for income taxes	(11.7)	(9.0)	(2.7)
Income taxes on unconsolidated subs	1.7	1.6	0.1
EBITDA	$3.5	$(8.4)	$11.9

REGULATION G DISCLOSURES

The Shaw Group Inc. defines total adjusted cash as the sum of cash and cash equivalents, restricted and escrowed cash and cash equivalents, short-term investments and restricted short-term investments. These accounts include the amount of cash that can be accessed in a matter of days.

RECONCILIATION OF TOTAL ADJUSTED CASH FOR THE THREE MONTHS ENDED NOVEMBER 30, 2011

(in thousands)	Q-1 FY 2012

Cash and cash equivalents	$637,046
Restricted and escrowed cash and cash equivalents	31,542
Short-term investments	242,594
Restricted short-term investments	138,337
Total Adjusted Cash	$1,049,519

RECONCILIATION OF TOTAL ADJUSTED CASH FOR THE THREE MONTHS ENDED NOVEMBER 30, 2010

(in thousands)	Q-1 FY 2011

Cash and cash equivalents	$599,829
Restricted and escrowed cash and cash equivalents	87,405
Short-term investments	601,985
Restricted short-term investments	262,609
Total Adjusted Cash	$1,551,828

CONTACT:
The Shaw Group Inc.
Gentry Brann, 225-987-7372
gentry.brann@shawgrp.com